EXHIBIT 23.7

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-50673 of Host America Corporation of our report dated August 20, 2002 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DISANTO BERTOLINE & COMPANY, P.C.

Glastonbury, Connecticut
March 12, 2004